EXHIBIT 99




                                 EXHIBIT INDEX

     The following exhibits are filed as a part of Form 10-QSB for the quarter ended November 30, 1997. th an asterisk (*) are filed herein.

Exhibit No                        Description                           Page No


10.1 Extension of Master Loan Agreement E039, dated as of December 29, 1997, between CoBank, ACB and the Registrant

10.2 First Amendment to Revolving Term Loan Supplement, dated as of December 29, 1997, between CoBank, ACB and the Registrant

10.3 Third Amendment to Multiple Advance Term Loan Supplement, dated as of December 29, 1997, between CoBank, ACB and the Registrant

 27     Financial Data Schedule